Exhibit 99.1

GM FINANCIAL REPORTS FULL YEAR AND
FOURTH QUARTER 2025 OPERATING RESULTS

•Full year net income of $2.1 billion; fourth quarter net income of $460 million
•Full year retail loan and operating lease originations of $55.9 billion; $12.6 billion for the fourth quarter
•Earning assets of $126.5 billion at December 31, 2025
•Available liquidity of $35.8 billion at December 31, 2025

FORT WORTH, TEXAS January 27, 2026 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $460 million for the quarter ended December 31, 2025, compared to $589 million for the quarter ended September 30, 2025, and $215 million for the quarter ended December 31, 2024. Net income for the year ended December 31, 2025 was $2.1 billion, compared to $1.9 billion for the year ended December 31, 2024.

The Company recorded a $320 million impairment charge in the quarter ended December 31, 2024 to write down its SAIC-GMAC equity investment to its fair value. Net income adjusted for this impairment was $535 million for the quarter ended December 31, 2024 and $2.2 billion for the year ended December 31, 2024.

Retail loan originations were $8.4 billion for the quarter ended December 31, 2025, compared to $8.8 billion for the quarter ended September 30, 2025, and $10.6 billion for the quarter ended December 31, 2024. Retail loan originations for the year ended December 31, 2025 were $36.3 billion, compared to $37.0 billion for the year ended December 31, 2024. The outstanding balance of retail finance receivables was $75.4 billion at December 31, 2025, compared to $75.9 billion at September 30, 2025 and $76.1 billion at December 31, 2024.

Operating lease originations were $4.2 billion for the quarter ended December 31, 2025, compared to $5.0 billion for the quarter ended September 30, 2025 and $4.9 billion for the quarter ended December 31, 2024. Operating lease originations for the year ended December 31, 2025 were $19.6 billion, compared to $19.1 billion for the year ended December 31, 2024. Leased vehicles, net was $33.7 billion at December 31, 2025, compared to $33.6 billion at September 30, 2025 and $31.6 billion at December 31, 2024.

The outstanding balance of commercial finance receivables was $17.4 billion at December 31, 2025, compared to $17.1 billion at September 30, 2025 and $19.9 billion at December 31, 2024.

Retail finance receivables 31-60 days delinquent were 2.7% of the portfolio at December 31, 2025 and 2.5% at December 31, 2024. Accounts more than 60 days delinquent were 1.1% of the portfolio at December 31, 2025 and 0.9% at December 31, 2024.

Annualized net charge-offs were 1.5% of average retail finance receivables for the quarter ended December 31, 2025 and 1.3% for the quarter ended December 31, 2024. For the year ended December 31, 2025, retail net charge-offs were 1.3%, compared to 1.2% for the year ended December 31, 2024.

The Company had total available liquidity of $35.8 billion at December 31, 2025, consisting of $5.9 billion of cash, cash equivalents and marketable debt securities, $25.9 billion of borrowing capacity under secured credit facilities, $1.0 billion of borrowing capacity under committed unsecured credit facilities, $1.0 billion of borrowing capacity under the Junior Subordinated Revolving Credit Facility from GM, and $2.0 billion of borrowing capacity under the GM Revolving 364-Day Credit Facility.

About GM Financial

General Motors Financial Company, Inc. is the wholly owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. Additional materials addressing the Company’s results of operations for the quarter and full year ended December 31, 2025 can be accessed via the Investor Relations section of the Company’s website at https://investor.gmfinancial.com.

General Motors Financial Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited, in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue
Finance charge income	$2,041	$2,042	$8,173	$7,669
Leased vehicle income	1,990	1,866	7,800	7,297
Other income	273	206	1,086	909
Total revenue	4,304	4,114	17,059	15,875
Costs and expenses
Operating expenses	625	387	2,206	1,802
Leased vehicle expenses	1,185	1,067	4,391	4,113
Provision for loan losses	281	353	1,207	1,029
Interest expense	1,606	1,598	6,492	6,030
Total costs and expenses	3,697	3,405	14,296	12,974
Equity income (loss)	2	9	39	64
Impairment of investment in nonconsolidated affiliate	—	(320)	—	(320)
Income (loss) before income taxes	609	399	2,802	2,645
Income tax expense (benefit)	149	184	744	784
Net income (loss)	460	215	2,058	1,860
Less: cumulative dividends on preferred stock	30	30	119	119
Net income (loss) attributable to common shareholder	$430	$185	$1,940	$1,742

Amounts may not add due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$5,826	$5,094
Finance receivables, net of allowance for loan losses of $2,725 and $2,458	90,045	93,510
Leased vehicles, net	33,686	31,586
Goodwill and intangible assets	1,177	1,169
Equity in net assets of nonconsolidated affiliates	1,117	1,206
Related party receivables	515	473
Other assets	8,110	7,992
Total assets	$140,477	$141,030
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Secured debt	$46,904	$49,573
Unsecured debt	67,127	64,691
Deferred income	2,494	2,389
Related party payables	136	106
Other liabilities	8,004	9,079
Total liabilities	124,664	125,838
Total shareholders' equity	15,813	15,193
Total liabilities and shareholders' equity	$140,477	$141,030

Amounts may not add due to rounding.

Operational and Financial Data
(Unaudited, Dollars in millions)
Amounts may not add due to rounding

	Three Months Ended December 31,		Years Ended December 31,
Reconciliation for Net Income - Adjusted	2025	2024	2025	2024
Net income	$460	$215	$2,802	$1,860
Adjustment - impairment charge	—	320	—	320
Net income - adjusted	$460	$535	$2,802	$2,181

	Three Months Ended December 31,		Years Ended December 31,
Originations	2025	2024	2025	2024
Retail finance receivables originations	$8,404	$10,637	$36,314	$36,960
Lease originations	4,229	4,943	19,567	19,089
Total originations	$12,633	$15,580	$55,881	$56,049

	Three Months Ended December 31,		Years Ended December 31,
Average Earning Assets	2025	2024	2025	2024
Average retail finance receivables	$75,610	$75,318	$76,717	$73,917
Average commercial finance receivables	17,334	19,609	17,203	16,704
Average finance receivables	92,944	94,927	93,920	90,621
Average leased vehicles, net	33,662	31,288	32,925	30,641
Average earning assets	$126,606	$126,215	$126,844	$121,262

Ending Earning Assets	December 31, 2025	December 31, 2024
Retail finance receivables	$75,404	$76,066
Commercial finance receivables	17,365	19,901
Leased vehicles, net	33,686	31,586
Ending earning assets	$126,456	$127,554

Finance Receivables	December 31, 2025	December 31, 2024
Retail
Retail finance receivables	$75,404	$76,066
Less: allowance for loan losses	(2,656)	(2,400)
Total retail finance receivables, net	72,748	73,667
Commercial
Commercial finance receivables	17,365	19,901
Less: allowance for loan losses	(68)	(58)
Total commercial finance receivables, net	17,297	19,843
Total finance receivables, net	$90,045	$93,510

Allowance for Loan Losses	December 31, 2025	December 31, 2024
Allowance for loan losses as a percentage of retail finance receivables	3.5%	3.2%
Allowance for loan losses as a percentage of commercial finance receivables	0.4%	0.3%

Delinquencies	December 31, 2025	December 31, 2024
Loan delinquency as a percentage of retail finance receivables:
31 - 60 days	2.7%	2.5%
Greater than 60 days	1.1	0.9
Total	3.7%	3.4%

	Three Months Ended December 31,		Years Ended December 31,
Charge-offs and Recoveries	2025	2024	2025	2024
Charge-offs	$537	$499	$1,998	$1,754
Less: recoveries	(257)	(249)	(1,035)	(901)
Net charge-offs	$280	$250	$963	$853
Net charge-offs as an annualized percentage of average retail finance receivables	1.5%	1.3%	1.3%	1.2%

	Three Months Ended December 31,		Years Ended December 31,
Operating Expenses	2025	2024	2025	2024
Operating expenses as an annualized percentage of average earning assets	2.0%	1.2%	1.7%	1.5%

Investor Relations contact:
Meagan Trampe
Vice President, Investor Relations
(817) 302-7385
Investors@gmfinancial.com